The Chrysler Building
                                       405 Lexington Avenue, New York, NY  10174
                                       (212) 704-6000 Fax (212) 704-6288



                                          July 17, 2000

ObjectSoft Corporation
Continental Plaza III
433 Hackensack Avenue
Hackensack, NJ  07601

Dear Sir or Madam:

         We have acted as counsel to ObjectSoft Corporation, a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Rule 462(b) promulgated thereunder, relating to an offering an aggregate of 1,261,473 shares of common stock, par value $.0001 per share (the "Shares") of the Company.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) Amended and Restated By-laws and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon the conversion of the Company's Series G Preferred Stock, upon issuance in

ObjectSoft Corporation
July 17, 2000
Page 2



accordance with the terms of the Company's Certificate of Designation of the Series G Preferred Stock, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,


                                                           /s/ PARKER CHAPIN LLP
                                                              PARKER CHAPIN LLP